Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-151206) and Form S-8 (Nos. 333-101981, 333-101982, 333-108148 and 333-125788) of Hubbell Incorporated and its subsidiaries of our report dated February 18, 2010 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Stamford, Connecticut
February 18, 2010